Exhibit 99.1

News Release

Release Date:	Tuesday, April 24, 2012

Release Time:	At Market Close

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Reports Record 2012 First Quarter Operating Results (unaudited)

Oneida, NY, April 24, 2012 - Oneida Financial Corp. (NASDAQ Global: ONFC), the parent company of The Oneida Savings Bank, has announced record first quarter operating results. Net income for the three months ended March 31, 2012 was $2.0 million, or $0.29 diluted earnings per share, compared to $1.4 million, or $0.20 diluted earnings per share, for the three months ended March 31, 2011. The increase in net income during the respective first quarter periods is primarily the result of an increase net interest income, an increase in non-interest income, an increase in net investment gains and a decrease in provision for loan losses, partially offset by an increase in non-interest expenses and an increase in income tax provision.

Net income from operations for the first quarter, excluding non-cash gains and losses, as referenced in the table below, was $1.7 million or $0.25 basic earnings per share. This compares to net income from operations for the 2011 first quarter of $1.2 million or $0.18 basic earnings per share. The increase of $441,000 in operating earnings in the first quarter of 2012 as compared with the same period last year was primarily the result of an increase in non-interest income, a decrease in provision for loan losses and an increase in gains from the sale of investments partially offset by an increase in non-interest expense and an increase in the provision for income taxes.

Key Balance Sheet Changes at March 31, 2012

•	The Bank is well capitalized at March 31, 2012 with a Tier 1 leverage ratio of 9.84% and a total risk-based capital ratio of 16.05%. The Company’s average equity ratio as a percent of average assets was 13.26% at March 31, 2012 compared to 12.99% at March 31, 2011.
•	Deposit accounts were at the record level of $588.4 million at March 31, 2012, an increase of $37.8 million from December 31, 2011. Total deposits increased $12.3 million from March 31, 2011, representing an increase of $10.5 million in retail deposits combined with an increase of $1.8 million in municipal deposits over the past twelve months.
•	Net loans receivable totaled $286.1 million at March 31, 2012 compared to $286.6 million at December 31, 2011 and $284.3 million at March 31, 2011. The increase in net loan balances over the past twelve months reflect the Company’s continued loan origination efforts partially offset by loan sales activity. The Company has sold $29.9 million in fixed rate residential loans, which represents the majority of the Company’s fixed-rate residential loan origination volume, during the trailing twelve months ended March 31, 2012.

•	Investment and mortgage-backed securities totaled $271.7 million at March 31, 2012, an increase of $27.2 million from December 31, 2011, and an increase of $13.5 million from March 31, 2011. The increase in investment and mortgage-backed securities is primarily the result of the increase in pledged collateral to support our municipal deposit growth.
•	The Company continued to repay maturing Federal Home Loan Bank advances with proceeds from investment securities maturities, calls and other cash flows. Borrowings outstanding were $11.0 million at March 31, 2012 a decrease of $1.0 million from March 31, 2011.
•	Total equity at March 31, 2012 was $88.9 million, an increase of $950,000 from December 31, 2011 and an increase of $2.1 million from March 31, 2011. The change in total equity is the result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities, partially offset by a repurchase by the Bank of $2.5 million of a non-controlling minority interest in a subsidiary, the repurchase of 249,224 shares of common stock of the Company and the declaration of cash dividends during the trailing twelve month period.

Key Operating items for first quarter 2012 include:

•	Net interest income was $4.9 million for the three months ended March 31, 2012 compared to $4.8 million for the three months ended March 31, 2011. Net interest margin was 3.38% for the first quarter of 2012 compared to 3.33% for the first quarter of 2011.
•	Non-interest income was $6.8 million for the three months ended March 31, 2012 compared to $6.0 million for the three months ended March 31, 2011. This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $558,000 to $5.5 million in the first quarter of 2012 compared to $4.9 million in the comparable 2011 period.
•	Non-cash increase in the fair value recognized on trading (equity) securities was $436,000 for the three months ended March 31, 2012 compared to a non-cash increase of $430,000 for the three months ended March 31, 2011. There were no impairment charges recorded in the first quarter 2012 compared with $204,000 in non-cash charges on certain investment securities recorded in the first quarter of 2011.
•	Noninterest expense increased to $9.4 million for the three months ended March 31, 2012 compared to $8.9 million for the comparable period in 2011. This increase was primarily the result of an increase in compensation and employee benefits expense associated with the Company’s insurance and other non-banking operations.

Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. is pleased to report record first quarter net income while continuing to grow our banking and insurance businesses.” Kallet continued, “Oneida Savings Bank is also pleased to report a record level of assets and deposits at March 31, 2012, while our insurance and financial services subsidiaries, Bailey & Haskell Associates, Inc. and Benefit Consulting Group, Inc., once again posted record first quarter revenue.” Kallet stated, “Oneida Financial Corp. has continued to deploy our business strategies which position us as a diversified banking and financial services company.” Kallet concluded, “The distinction between a Wall Street bank and a Main Street bank is clear. Oneida Savings Bank has faithfully served the communities of Central New York for 146 years and appreciates the continued support given back to us by our customers and stockholders. The result is a strong and vital financial institution, fully prepared to meet the economic challenges of the future.”

Net Interest Income and Margin

First quarter 2012 compared with first quarter 2011

Net interest income was $4.9 million for the first quarter of 2012, an increase of $26,000 from the first quarter of 2011. The net interest margin was 3.38% for the first quarter of 2012, compared to 3.33% for the first quarter of 2011. Interest income decreased due to a decrease in the yield on interest-earning assets of 18 basis points to 3.95% and a decrease in average interest-earning assets of $5.2 million. For the same period, the cost of interest-bearing deposits decreased 26 basis points to 0.58% while average interest-bearing deposits decreased $3.1 million. The Company executed on its planned repayment of Federal Home Loan Bank borrowings upon the maturity of its advances resulting in a decrease of $1.0 million in average borrowings outstanding. The average cost of interest-bearing liabilities decreased 27 basis points to 0.66% for the first quarter of 2012 as compared to the first quarter of 2011.

First quarter 2012 compared with linked quarter ended December 31, 2011

Net interest income for the quarter ended March 31, 2012, decreased $3,000 from the quarter ended December 31, 2011. The decrease in net interest income reflects a decrease in our net interest margin of 2 basis points from 3.40% for the quarter ended December 31, 2011. The yield on interest-earning assets decreased 8 basis points from 4.03% for the quarter ended December 31, 2011 while the cost of interest-bearing liabilities decreased 6 basis points from 0.72% during the fourth quarter of 2011 to 0.66% during the first quarter of 2012.

Provision for loan losses

First quarter 2012 compared with first quarter 2011

During the first quarter of 2012, the Company made a $150,000 provision for loan losses as compared with $400,000 in provision for loan losses during the first quarter of 2011. Net charge-offs during the current quarter were $43,000. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions. The Company continues to report an overall low level of net loan charge-offs as compared to its peers. The ratio of the loan loss allowance to loans receivable was 1.05% at March 31, 2012 compared to 1.64% at March 31, 2011. The decrease in the allowance ratio reflects the charge-off of a fully reserved commercial loan during the second quarter of 2011.

First quarter 2012 compared with linked quarter ended December 31, 2011

The provision for loan losses increased by $100,000 during the first quarter of 2012 as compared with the linked prior quarter. Non-performing loans to total loans were 0.58% at March 31, 2012 as compared with 0.50% at December 31, 2011. The ratio of the loan loss allowance to loans receivable was 1.05% at March 31, 2012 compared to 1.02% at December 31, 2011.

Non-interest Income

First quarter 2012 compared with first quarter 2011

Noninterest income totaled $6.8 million for the first quarter of 2012, an increase of $790,000 or 13.1% from $6.0 million in the first quarter of 2011. The increase was primarily due to an increase of $558,000 in commissions and fees on the sales of non-bank products through the Company’s insurance and financial service subsidiaries. The increase in non-interest income was also due to an increase in loan sale and servicing income, which totaled $311,000 in the first quarter of 2012 as compared with $121,000 in the first quarter of 2011. The Bank sells substantially all of its fixed-rate residential mortgage loan originations on a servicing retained basis in the secondary market. These loan sales help the Bank to control interest rate risk. The volume of fixed-rate residential mortgage loan originations has increased in the current quarter as compared with the 2011 period.

First quarter 2012 compared with linked quarter ended December 31, 2011

Noninterest income increased $180,000 from $6.6 million on a linked-quarter basis, reflecting an increase in commissions and fees on the sales of non-bank products of $369,000 in the current quarter as compared with the fourth quarter of 2011, partially offset by a decrease in loan sale and servicing income in the first quarter of 2012 of $82,000 and a decrease on service charges on deposit accounts of $28,000.

Net Investment Gains (Losses)

First quarter 2012 compared with first quarter 2011

Net investment gains of $97,000 were recorded in the first quarter of 2012 compared with net investment losses of $224,000 in the first quarter of 2011. During the first quarter of 2012 eight trust preferred securities were reviewed for other-than-temporary impairment with the result yielding no impairment in trust preferred securities in the first quarter of 2012 as compared with a non-cash impairment charge of $204,000 in the first quarter of 2011. The trust preferred securities owned by the Company are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions. The Company also reviewed the privately-issued collateralized mortgage obligation (“CMO”) portfolio in both periods for possible other-than-temporary impairment resulting in no impairment charge recorded in either period. During the first quarter of 2012 the Company realized $97,000 of investment gains, this compares to realized losses of $20,000 during the three months ended March 31, 2011 upon the sale of certain investment and mortgage-backed securities.

First quarter 2012 compared with linked quarter ended December 31, 2011

During the linked quarter ended December 31, 2011, the Company realized net investment gains of $86,000 as the Company recorded non-cash impairment charges of $10,000 representing the credit impairment on one privately-issued collateralized mortgage obligation owned by the Company offset by investment gains of $96,000 realized in its mortgage-backed and investment securities portfolio.

Change in the Fair Value of Investments

First quarter 2012 compared with first quarter 2011

The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement. For the three months ended March 31, 2012, the market value of the Company’s trading securities increased $436,000 as compared with an increase of $430,000 in the first quarter of 2011. The increase in market value of the Company’s trading securities in the first quarter of 2012 is reflective of the increase in broader equity markets during the period.

First quarter 2012 compared with linked quarter ended December 31, 2011

During the linked quarter ended December 31, 2011, the Company recorded non-cash adjustment of $40,000 reflecting an increase in market value of the Company’s trading securities at the end of the fourth quarter of 2011.

The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities and the non-cash impairment charges recorded as net investment losses in each period.

Reported Results
(including non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	First Quarter	First Quarter
	2012	2011
Net interest income	$4,865	$4,839
Provision for loan losses	150	400
Investment gains (losses)	97	(224)
Change in fair value of investments	436	430
Non-interest income	6,827	6,037
Non-interest expense	9,381	8,869
Income tax provision	692	400
Net income	$2,002	$1,413
Net income per
basic share	$0.29	$0.20

Operating Results / Non-GAAP
(excluding non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	First Quarter	First Quarter
	2012	2011
Net interest income	$4,865	$4,839
Provision for loan losses	150	400
Investment gains (losses)	97	(20)
Non-interest income	6,827	6,037
Non-interest expense	9,381	8,869
Income tax provision	580	350
Net income	$1,678	$1,237
Net income per
basic share	$0.25	$0.18

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

Non-interest Expense

First quarter 2012 compared with first quarter 2011

Noninterest expense was $9.4 million for the three months ended March 31, 2012 as compared with $8.9 million during the first quarter of 2011. The increase in noninterest expense was primarily due to an increase in compensation and employee benefit expenses combined with an increase in selling expenses associated with the increase in sales of insurance and other non-banking products through our subsidiaries.

First quarter 2012 compared with linked quarter ended December 31, 2011

Noninterest expense decreased $19,000 in the first quarter of 2012 as compared with the linked prior quarter. The decrease in non-interest expense is primarily the result of a decrease in compensation and employee benefit expense of $66,000 as compared with quarter ended December 31, 2011 partially offset by an increase in other operating expense.

Income Taxes

The Company’s effective tax rate was 25.7% for the first quarter of 2012 as compared with an effective tax rate of 22.1% for the first quarter of 2011. For the linked quarter ended December 31, 2011, the Company’s effective tax rate was 24.1%. The change in effective tax rates for the specific periods is due to changes in the bank’s tax exempt and tax preferred investment income and the overall tax rate in effect for the year.

About Oneida Financial Corp.

The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey, Haskell & LaLonde Agency, an insurance and risk management company; Benefit Consulting Group, an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, a risk management company specializing in workplace injury claims management. Oneida Savings Bank was established in 1866 and operates twelve full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company’s web site at www.oneidafinancial.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

All financial information provided at and for the quarter ended March 31, 2012 and all quarterly data is unaudited. Selected financial ratios have been annualized where appropriate. Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands except per share data)	2012	2011	2011	2011	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$699,774	$663,713	$678,326	$658,151	$683,236
Cash and cash equivalents	51,223	40,572	41,824	20,427	50,143
Loans receivable, net	286,067	286,604	288,884	282,212	284,348
Mortgage-backed securities	102,745	92,755	108,180	107,553	96,906
Investment securities	168,909	151,749	150,220	156,734	161,218
Trading securities	7,446	7,010	6,970	7,635	7,252
Goodwill and other intangibles	24,857	24,947	25,043	25,139	25,223
Interest bearing deposits	511,982	481,505	486,076	478,360	508,240
Non-interest bearing deposits	76,466	69,119	70,518	67,340	67,896
Borrowings	11,000	11,000	11,000	12,000	12,000
Total equity	88,911	87,961	89,171	90,748	86,794

Book value per share
(end of period)	$13.00	$12.87	$12.81	$12.89	$12.32
Tangible value per share
(end of period)	$9.37	$9.22	$9.27	$9.30	$8.74

	Quarter Ended
Selected Operating Data:	Mar 31,	Mar 31,
(in thousands except per share data)	2012	2011
	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,808	$3,931
Interest and dividends
on investments	1,877	2,060
Interest on fed funds	6	8
Total interest income	5,691	5,999
Interest expense:
Interest on deposits	707	1,028
Interest on borrowings	119	132
Total interest expense	826	1,160
Net interest income	4,865	4,839
Provision for loan losses	150	400
Net interest income after
provision for loan losses	4,715	4,439
Net investment gains (losses)	97	(224)
Change in fair value of investments	436	430
Non-interest income:
Service charges on deposit accts	632	601
Commissions and fees on sales
of non-banking products	5,503	4,945
Other revenue from operations	692	491
Total non-interest income	6,827	6,037
Non-interest expense
Salaries and employee benefits	6,034	5,587
Equipment and net occupancy	1,206	1,214
Intangible amortization	90	103
Other costs of operations	2,051	1,965
Total non-interest expense	9,381	8,869
Income before income taxes	2,694	1,813
Income tax provision	692	400
Net income	$2,002	$1,413
Net income per common
share ( EPS – Basic )	$0.29	$0.20
Net income per common
share ( EPS – Diluted)	$0.29	$0.20
Cash dividends paid	$0.12	$0.12

	First	Fourth	Third	Second	First
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2012	2011	2011	2011	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,808	$3,867	$3,939	$3,852	$3,931
Interest and dividends
on investments	1,877	1,893	2,043	2,177	2,060
Interest on fed funds	6	4	3	5	8
Total interest income	5,691	5,764	5,985	6,034	5,999
Interest expense:
Interest on deposits	707	775	823	886	1,028
Interest on borrowings	119	121	123	135	132
Total interest expense	826	896	946	1,021	1,160
Net interest income	4,865	4,868	5,039	5,013	4,839
Provision for loan losses	150	50	50	550	400
Net interest income after
provision for loan losses	4,715	4,818	4,989	4,463	4,439
Net investment gains (losses)	97	86	180	16	(224)
Change in fair value of investments	436	40	(665)	393	430
Non-interest income:
Service charges on deposit accts	632	660	649	676	601
Commissions and fees on sales
of non-banking products	5,503	5,134	4,259	5,084	4,945
Other revenue from operations	692	853	757	546	491
Total non-interest income	6,827	6,647	5,665	6,306	6,037
Non-interest expense
Salaries and employee benefits	6,034	6,100	5,585	5,793	5,587
Equipment and net occupancy	1,206	1,258	1,162	1,204	1,214
Intangible amortization	90	96	96	96	103
Other costs of operations	2,051	1,946	1,981	1,752	1,965
Total non-interest expense	9,381	9,400	8,824	8,845	8,869
Income before income taxes	2,694	2,191	1,345	2,333	1,813
Income tax provision	692	527	389	637	400
Net income	$2,002	$1,664	$956	$1,696	$1,413
Net income per common
share ( EPS – Basic )	$0.29	$0.24	$0.14	$0.24	$0.20
Net income per common
share ( EPS – Diluted)	$0.29	$0.24	$0.14	$0.24	$0.20
Cash dividends paid	$0.12	$0.12	$0.12	$0.12	$0.12

	At	At	At	At	At
Selected Financial Ratios (1)	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
and Other Data	2012	2011	2011	2011	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance Ratios:
Return on average assets	1.20%	1.01%	0.58%	1.00%	0.85%
Return on average equity	9.03%	7.43%	4.20%	7.75%	6.52%
Return on average tangible equity	12.57%	10.31%	5.80%	10.89%	9.08%
Interest rate spread (2)	3.29%	3.31%	3.44%	3.27%	3.22%
Net interest margin (3)	3.38%	3.40%	3.54%	3.38%	3.33%
Efficiency ratio (4)	77.98%	80.80%	81.54%	77.29%	80.01%
Non-interest income to average assets	4.14%	4.03%	3.45%	3.72%	3.62%
Non-interest expense to average assets	5.55%	5.69%	5.38%	5.22%	5.28%
Average interest-earning assets as a ratio
of average interest-bearing liabilities	114.91%	115.58%	116.04%	115.24%	115.06%
Average equity to average total assets	13.26%	13.56%	13.87%	12.90%	12.99%
Equity to total assets (end of period)	12.71%	13.25%	13.15%	13.79%	12.70%
Tangible equity to tangible assets	9.49%	9.86%	9.82%	10.36%	9.36%

Asset Quality Ratios:
Nonperforming assets to
total assets (5)	0.75%	0.79%	0.78%	0.88%	1.16%
Nonperforming loans to
total loans	0.58%	0.50%	0.59%	0.62%	1.41%
Net charge-offs to average loans	0.02%	0.09%	0.01%	0.76%	0.01%
Allowance for loan losses to
loans receivable	1.05%	1.02%	1.08%	1.09%	1.64%
Allowance for loan losses to
nonperforming loans	179.31%	201.81%	181.24%	174.43%	114.45%

Bank Regulatory Capital Ratios:
Total capital
to risk weighted assets	16.05%	15.62%	15.33%	15.97%	15.44%
Tier 1 capital
to risk weighted assets	15.32%	14.91%	14.57%	15.20%	14.30%
Tier 1 capital
to average assets	9.84%	9.62%	9.37%	9.27%	9.26%

1 -	Ratios are annualized where appropriate.
2 -	The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
3 -	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
4 -	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net impairment losses, net investment gains(losses) and changes in the fair value of trading securities.
5 -	Non-performing assets include non-performing loans and non-accrual trust preferred securities.